Seligman
Growth Fund, Inc.
--------------------------------------------------------------------------------


Annual Report
December 31, 2008

Seeking Long-Term Capital Appreciation

                                    [GRAPHIC]

Table of Contents



Interview With Your Portfolio Manager..............................................  2

Performance Overview...............................................................  4

Portfolio Overview.................................................................  7

Understanding and Comparing Your Fund's Expenses...................................  9

Portfolio of Investments........................................................... 10

Statement of Assets and Liabilities................................................ 14

Statement of Operations............................................................ 15

Statements of Changes in Net Assets................................................ 16

Notes to Financial Statements...................................................... 17

Financial Highlights............................................................... 25

Report of Independent Registered Public Accounting Firm............................ 29

Proxy Results...................................................................... 30

Matters Relating to the Directors' Consideration of the Approval of the Investment
Management Services Agreement...................................................... 31

Directors and Officers............................................................. 36

Additional Fund Information........................................................ 39

Interview With Your Portfolio Manager
Erik J. Voss

Q. How did Seligman Growth Fund perform during the year ended December 31, 2008?

A.For the year ended December 31, 2008, Seligman Growth Fund posted a total return of
   -44.1%, based on the net asset value of Class A shares. In comparison, the Fund's peers, as measured by the Lipper Large-Cap Core Funds Average and the Lipper Large-Cap Growth Funds Average, returned -37.2% and -40.7%, respectively, and the Fund's benchmark, the Russell 1000 Growth Index, returned -38.4% during the same period.

Q. How did market conditions and economic events impact the performance of the Fund during the year?

A.Markets were extremely reactive throughout the year ended December 31, 2008, as accelerating liquidity concerns led to a halt in consumer spending and plummeting investor sentiment. Weak economic data points released in January in manufacturing, employment, and retail sales fueled fears of global recession and sparked a sharp sell-off in equities. The credit freeze continued as growth slowed and banks and brokers reined in capital as the financial system continued to absorb losses related to subprime debt. The combined crises in housing, the credit market, and the economy spurred an activist Federal Reserve Board (the Fed) and the Administration to take unprecedented steps to shore up the economy.

  The liquidity crisis reached its peak in March when the Fed intervened to facilitate the sale of investment bank Bear Stearns to JPMorgan Chase. Bear Stearns, an 85-year-old financial institution, was highly leveraged and after losing access to capital, was on the brink of insolvency.

  Seeking to contain the damage and shore up the financial system, the Fed stepped in and engineered the sale of the troubled investment bank. The
  Administration and

  Congress were similarly proactive in addressing the crisis. In addition to enacting a $160 billion fiscal stimulus program, the cap on mortgages that Fannie Mae and Freddie Mac can acquire and guarantee was raised in an effort to support home purchases.

  The Fed reacted to the weakening economic outlook with a federal funds target rate cut in January, made between the Fed's regular meetings, followed by three additional decreases during the period. As the Fed moved, however, concerns of inflation grew and the dollar weakened. As the dollar weakened, commodities rallied and stock prices continued to decline. At the end of June, oil prices had reached north of $140 per barrel. The resultant impact was a slowing of consumer spending and the economy itself. Commodity prices reversed course in June, essentially giving back gains earned earlier in the fiscal year. Investors were largely driven out of commodities and commodity-related stocks that had performed well earlier in the period, in search of more defensive positions.

  In September we witnessed the unfolding of several unprecedented events that affected markets on a global scale. Fannie Mae and Freddie Mac were put into conservatorship. On September 15, Lehman Brothers filed for bankruptcy. The ripple effects of the failing of this 158-year old investment bank were widespread. Several cash management funds with exposure to Lehman debt suffered, with the net asset value of the Reserve Primary Fund falling below $1 per share -- "breaking the buck." Credit markets across the globe froze up, which had a significant implication on markets as a whole. Investors started focusing more on higher quality stocks.

Interview With Your Portfolio Manager
Erik J. Voss


  The downgrading of AIG's credit rating led to a liquidity crisis (its stock price suffered a 95% decline on September 16, 2008) that ended in the largest government bailout of a company in US history. Merrill Lynch quickly sold itself to Bank of America, and commercial banks WAMU and Wachovia were quickly sold to JPMorgan Chase and Wells Fargo, respectively.

  Personal consumption in the US contracted for the first time in almost two decades during the third quarter of 2008. With mounting job losses, tighter credit conditions, and a significantly amplified level of household debt, the resulting recession has been much deeper than we have experienced in quite some time. The US consumer accounts for approximately two-thirds of the US economy. When the consumer retrenches, as they did during 2008, the resulting impact on the economy as a whole is tremendous.

Q. What investment strategies and techniques materially impacted the Fund's performance during the year?

A.The Fund's largest allocation during the year was to the information technology sector. The sector was one of the poorer performing areas of the benchmark and the Fund's allocation, coupled with stock selection, led the Fund to underperform the benchmark in the sector. SAVVIS, a data outsourcing service provider, was among the largest individual detractors from the Fund's investment results.

  The area that detracted the most from the Fund's investment results, versus the benchmark, was the energy sector. The sector was down over 50% for the year, and the Fund's overweighting hurt relative performance. Stock selection also detracted from the Fund's relative investment results. Transocean, in the energy equipment and services industry, was among the Fund's largest individual detractors from the Fund's investment results. The Fund's investment results did receive a boost from its position in Exxon Mobil, though not enough to offset losses elsewhere in the sector.

  Other areas that negatively impacted the Fund's relative investment results during the year included the consumer staples, industrials, and consumer discretionary sectors. The Fund was underweight the benchmark's allocations in each of these sectors. Within industrials, the Fund's position in ABB, an electrical equipment company detracted from the Fund's performance, while its position in Delta Air Lines positively contributed to performance. Delta's stock price soared during the year as energy prices declined.

  The sector with the largest contribution to relative performance results during the year was health care. The sector was among the better performing areas of the benchmark and while the Fund's overweight, as compared to the benchmark, benefitted relative investment results, strong stock selection within the sector was the primary driver of the Fund's outperformance. Barr Pharmaceuticals was a notable contributor to the Fund's performance.

  Other areas in which the Fund outperformed the benchmark included the financials, materials, telecommunications services, and utilities sectors. These sectors were among the poorest performing areas of the benchmark in 2008, and strong stock selection enabled the Fund to outperform the benchmark in each.
  ------
  The views and opinions expressed are those of the Portfolio Manager(s), are provided for general information only, and do not constitute specific tax, legal, or investment advice to, or recommendations for, any person. There can be no guarantee as to the accuracy of market forecasts. Opinions, estimates, and forecasts may be changed without notice.

Performance Overview

This section of the report is intended to help you understand the performance of Seligman Growth Fund and to provide a summary of the Fund's portfolio characteristics.

Performance data quoted in this report represents past performance and does not guarantee or indicate future investment results. The rates of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. Total returns of the Fund (except for Class I shares) as of the most recent month end will be made available at www.seligman.com/1/ by the seventh business day following that month end. Calculations assume reinvestment of distributions, if any. Performance data quoted does not reflect the deduction of taxes that an investor may pay on distributions or the redemption of shares.

Returns for Class A shares are calculated with and without the effect of the initial 5.75% maximum sales charge that became effective on January 7, 2008. Returns for Class B shares are calculated with and without the effect of the maximum 5% contingent deferred sales charge ("CDSC"), charged on redemptions made within one year of the date of purchase, declining to 1% in the sixth year and 0% thereafter. The ten-year return for Class B shares reflects automatic conversion to Class A shares approximately eight years after the date of purchase. Returns for Class C and Class R shares are calculated with and without the effect of the 1% CDSC, charged on redemptions made within one year of purchase. Returns for Class C shares would have been lower for periods prior to June 4, 2007 if the 1% initial sales charge then in effect was incurred. On May 16, 2008, Class D shares of the Fund were converted to Class C shares at their respective net asset values. Effective at the close of business on May 16, 2008, Class D shares are no longer offered by the Fund. Class I shares do not have sales charges, and returns are calculated accordingly.

The chart on page 5 compares $10,000 hypothetical investments made in Class A shares, with and without the initial 5.75% maximum sales charge, and in Class B shares, without CDSC, to a $10,000 investment made in the Russell 1000 Growth Index, for the ten-year period ended December 31, 2008. The performance of Class C, Class I and Class R shares, which commenced on later dates, and of Class A and Class B shares for other periods, with and without applicable sales charges and CDSC, is not shown in the chart but is included in the total returns table that follows the chart. The performance of Class C, Class I and Class R shares will differ from the performance shown for Class A and Class B shares, based on the differences in sales charges and fees paid by shareholders. The Russell 1000 Growth Index excludes the effect of taxes, fees, sales charges and expenses. Investors cannot invest directly in an index.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

--------
/1/The website reference is an inactive textual reference and information contained in or otherwise accessible through the website does not form a part of this report or the Fund's prospectuses or statement of additional information.

Performance Overview

                                    [CHART]



Investment Results
Total Returns
For Periods Ended December 31, 2008

-------------------------------------------------------------------------------------------
                                                        Average Annual
                                    -------------------------------------------------------
                                                               Class C   Class I   Class R
                                                                Since     Since     Since
                             Six      One     Five     Ten    Inception Inception Inception
                           Months*    Year    Years   Years    5/27/99  11/30/01   4/30/03
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
With Sales Charge          (45.93)% (47.29)% (5.58)% (5.74)%      n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Without Sales Charge       (42.63)  (44.06)  (4.47)  (5.18)       n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Class B
-------------------------------------------------------------------------------------------
With CDSC+                 (45.68)  (47.25)  (5.60)    n/a        n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Without CDSC               (42.82)  (44.47)  (5.22)  (5.74)++     n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Class C
-------------------------------------------------------------------------------------------
With 1% CDSC               (43.39)  (45.03)    n/a     n/a        n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Without CDSC               (42.82)  (44.47)  (5.22)    n/a      (6.18)%     n/a       n/a
-------------------------------------------------------------------------------------------
Class I                    (42.56)  (43.95)  (4.04)    n/a        n/a     (5.24)%     n/a
-------------------------------------------------------------------------------------------
Class R
-------------------------------------------------------------------------------------------
With 1% CDSC               (43.32)  (44.85)    n/a     n/a        n/a       n/a       n/a
-------------------------------------------------------------------------------------------
Without CDSC               (42.74)  (44.29)  (4.73)    n/a        n/a       n/a     (0.66)%
-------------------------------------------------------------------------------------------
Benchmarks**
-------------------------------------------------------------------------------------------
Lipper Large-Cap Core
Funds Average              (29.22)  (37.23)  (2.88)  (1.72)     (2.18)    (2.12)     0.88
-------------------------------------------------------------------------------------------
Lipper Large-Cap Growth
Funds Average              (34.14)  (40.70)  (3.72)  (2.92)     (3.51)    (3.48)    (0.10)
-------------------------------------------------------------------------------------------
Russell 1000 Growth Index  (32.31)  (38.44)  (3.42)  (4.27)     (4.60)    (3.36)     0.45
-------------------------------------------------------------------------------------------

--------
See footnotes on page 6.

Performance Overview


Net Asset Value Per Share

                         Class A Class B Class C Class I Class R
               -------------------------------------------------
               12/31/08   $2.92   $2.31   $2.31   $3.01   $2.88
               -------------------------------------------------
               6/30/08     5.09    4.04    4.04    5.24    5.03
               -------------------------------------------------
               12/31/07    5.22    4.16    4.16    5.37    5.17
               -------------------------------------------------

--------
* Returns for periods of less than one year are not annualized.
** The Lipper Large-Cap Core Funds Average (Lipper Average) is an average of funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) above Lipper's U.S. Diversified Equity ("USDE") large-cap floor ($9.1 billion as of December 31, 2008). Large-cap core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P 500 Index. The Lipper Large-Cap Growth Funds Average (Lipper Average) is an average of funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) above Lipper's USDE large-cap floor ($9.1 billion as of December 31, 2008). Large-cap growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P 500 Index. Lipper currently classifies the Fund as a large-cap growth fund. The Russell 1000 Growth Index (Russell Index) measures the performance of those Russell 1000 companies (the largest companies in the Russell 3000 Index) with higher price-to-book ratios and higher forecasted growth values, as determined by the Frank Russell Company. The Lipper Averages and the Russell Index are unmanaged and assume reinvestment of all distributions. The Lipper Averages exclude the effect of taxes, fees and sales charges, and the Russell Index excludes the effect of taxes, fees, sales charges and expenses. Investors cannot invest directly in an average or an index.
+ The CDSC is 5% if you sell your shares within one year of purchase and 2% for the five-year period.
++ Ten-year return for Class B shares reflects automatic conversion to Class A shares approximately eight years after investment date.

Portfolio Overview


Diversification of Net Assets
December 31, 2008

----------------------------------------------------------------------------------------------

                                                                         Percent of Net Assets
                                                                         December 31,
                                                                         ---------------------
                                        Issues     Cost        Value     2008       2007
----------------------------------------------------------------------------------------------
Common Stocks:
----------------------------------------------------------------------------------------------
Aerospace and Defense                      4   $  5,458,992 $  5,863,090   2.6        6.7
----------------------------------------------------------------------------------------------
Air Freight and Logistics                  2      2,354,049    2,441,248   1.1         --
----------------------------------------------------------------------------------------------
Airlines                                   1      3,206,606    4,015,584   1.7         --
----------------------------------------------------------------------------------------------
Beverages                                  1      6,077,117    5,071,702   2.2         --
----------------------------------------------------------------------------------------------
Biotechnology                              7     16,417,643   16,252,719   7.1        2.7
----------------------------------------------------------------------------------------------
Capital Markets                            1      2,254,344    2,776,905   1.2        0.5
----------------------------------------------------------------------------------------------
Chemicals                                  2      5,528,603    4,280,682   1.9        5.7
----------------------------------------------------------------------------------------------
Commercial Banks                           1      1,186,459    1,185,560   0.5         --
----------------------------------------------------------------------------------------------
Communications Equipment                   2     15,833,959   11,382,389   5.0        5.7
----------------------------------------------------------------------------------------------
Computers and Peripherals                  3     19,531,722   15,923,307   7.0        6.4
----------------------------------------------------------------------------------------------
Construction and Engineering               1        677,482      617,232   0.3        2.0
----------------------------------------------------------------------------------------------
Diversified Telecommunication Services     1      1,097,031    1,448,720   0.6        1.2
----------------------------------------------------------------------------------------------
Electrical Equipment                      --             --           --    --        2.0
----------------------------------------------------------------------------------------------
Energy Equipment and Services              4     22,332,734    9,699,413   4.2        8.2
----------------------------------------------------------------------------------------------
Food and Staples Retailing                 2     16,466,920   14,100,902   6.2         --
----------------------------------------------------------------------------------------------
Health Care Equipment and Supplies         2      6,130,791    5,132,387   2.2        2.4
----------------------------------------------------------------------------------------------
Health Care Providers and Services         2      5,717,405    5,069,586   2.2        4.1
----------------------------------------------------------------------------------------------
Hotels, Restaurants and Leisure           --             --           --    --        1.0
----------------------------------------------------------------------------------------------
Household Durables                         1      4,390,813    2,212,236   1.0         --
----------------------------------------------------------------------------------------------
Household Products                         1      5,438,941    4,871,416   2.1         --
----------------------------------------------------------------------------------------------
Industrial Conglomerates                  --             --           --    --        2.7
----------------------------------------------------------------------------------------------
Insurance                                  3      6,132,839    7,419,380   3.2         --
----------------------------------------------------------------------------------------------
Internet and Catalog Retail                1      4,076,394    4,169,064   1.8        0.5
----------------------------------------------------------------------------------------------
Internet Software and Services             3     21,953,031    9,041,394   3.9        5.7
----------------------------------------------------------------------------------------------
IT Services                                1      1,876,108    1,786,625   0.8         --
----------------------------------------------------------------------------------------------
Life Sciences Tools and Services          --             --           --    --        1.0
----------------------------------------------------------------------------------------------
Machinery                                  2      2,936,557    3,245,875   1.4        4.8
----------------------------------------------------------------------------------------------
Media                                      2     16,577,061   13,540,024   5.9        3.5
----------------------------------------------------------------------------------------------
Metals and Mining                          1      5,063,365    4,739,653   2.1        2.8
----------------------------------------------------------------------------------------------
Multi-Utilities                            1      3,098,269    2,056,485   0.9         --
----------------------------------------------------------------------------------------------
Multiline Retail                          --             --           --    --        3.6
----------------------------------------------------------------------------------------------
Oil, Gas and Consumable Fuels              3      8,917,224    9,645,435   4.2        1.8
----------------------------------------------------------------------------------------------
Pharmaceuticals                            5     13,557,937   12,625,203   5.5        6.9
----------------------------------------------------------------------------------------------
Real Estate Investment Trusts              1      1,281,556    1,201,359   0.5         --
----------------------------------------------------------------------------------------------
Road and Rail                              2      4,208,975    2,947,590   1.3         --
----------------------------------------------------------------------------------------------
Semiconductors and Semiconductor
Equipment                                  3     16,619,147   10,067,542   4.4        2.8
----------------------------------------------------------------------------------------------
Software                                   5     37,531,461   27,060,865  11.8        7.6
----------------------------------------------------------------------------------------------
Textiles, Apparel and Luxury Goods        --             --           --    --        1.7
----------------------------------------------------------------------------------------------
Tobacco                                    1      6,388,427    5,669,353   2.5        1.3
----------------------------------------------------------------------------------------------
Wireless Telecommunication Services       --             --           --    --        3.4
----------------------------------------------------------------------------------------------
                                          72    290,319,962  227,560,925  99.3       98.7
----------------------------------------------------------------------------------------------
Short-Term Holding and
Other Assets Less Liabilities              1      1,533,807    1,533,807   0.7        1.3
----------------------------------------------------------------------------------------------
Net Assets                                73   $291,853,769 $229,094,732 100.0      100.0
----------------------------------------------------------------------------------------------

Portfolio Overview


Largest Industries
December 31, 2008
--------------------------------------------------------------------------------

                                    [CHART]



Largest Portfolio Holdings+
December 31, 3008

            --------------------------------------------------------

            Security                  Value    Percent of Net Assets
            --------------------------------------------------------
            Comcast (Class A)      $10,090,864          4.4
            --------------------------------------------------------
            Macrovision Solutions    9,372,043          4.1
            --------------------------------------------------------
            CVS/Caremark             8,242,632          3.6
            --------------------------------------------------------
            Oracle                   7,837,139          3.4
            --------------------------------------------------------
            Hewlett-Packard          7,207,194          3.1
            --------------------------------------------------------
            QUALCOMM                 6,890,109          3.0
            --------------------------------------------------------
            Microsoft                6,376,320          2.8
            --------------------------------------------------------
            Exxon Mobil              6,138,927          2.7
            --------------------------------------------------------
            Abbott Laboratories      5,902,722          2.6
            --------------------------------------------------------
            Wal-Mart Stores          5,858,270          2.6
            --------------------------------------------------------

There can be no assurance that the securities presented have remained or will remain in the Fund's portfolio. Information regarding the Fund's portfolio holdings should not be construed as a recommendation to buy or sell any security or as an indication that any security is suitable for a particular investor.

Largest Portfolio Changes
July 1 to December 31, 2008

        ----------------------------------------------------------------

        Largest Purchases               Largest Sales
        ------------------------------  --------------------------------
        Comcast (Class A)*              Chesapeake Energy**
        ------------------------------  --------------------------------
        Microsoft*                      US Steel**
        ------------------------------  --------------------------------
        Philip Morris International*    Halliburton**
        ------------------------------  --------------------------------
        PepsiCo*                        Potash Corp. of Saskatchewan
        ------------------------------  --------------------------------
        Wal-Mart Stores*                Target**
        ------------------------------  --------------------------------
        Procter & Gamble*               Monsanto
        ------------------------------  --------------------------------
        Exxon Mobil*                    Public Service Enterprise Group
        ------------------------------  --------------------------------
        CVS/Caremark                    Schlumberger**
        ------------------------------  --------------------------------
        Time Warner Cable (Class A)*    Barr Pharmaceuticals**
        ------------------------------  --------------------------------
        QUALCOMM                        First Solar**
        ------------------------------  --------------------------------

Largest portfolio changes from the previous period to the current period are based on cost of purchases and proceeds from sales of securities, listed in descending order.
--------
+ Excludes short-term holdings.
* Position added during the period.
** Position eliminated during the period.

Understanding and Comparing Your Fund's Expenses

As a shareholder of the Fund, you incur ongoing expenses, such as management fees, distribution and/or service (12b-1) fees (if applicable), and other Fund expenses. The information below is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare them with the ongoing expenses of investing in other mutual funds. Please note that the expenses shown in the table are meant to highlight your ongoing expenses only and do not reflect any transactional costs, such as sales charges (also known as loads) on certain purchases or redemptions. Therefore, the table is useful in comparing ongoing expenses only, and will not help you to determine the relative total expenses of owning different funds. In addition, if transactional costs were included, your total expenses would have been higher.

The table is based on an investment of $1,000 invested at the beginning of July 1, 2008 and held for the entire six-month period ended December 31, 2008.

Actual Expenses
The table below provides information about actual expenses and actual account values. You may use the information, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value at the beginning of the period by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled "Expenses Paid During Period" for the Fund's share class that you own to estimate the expenses that you paid on your account during the period.

Hypothetical Example for Comparison Purposes
The table below also provides information about hypothetical expenses and hypothetical account values based on the actual expense ratio of each class and an assumed rate of return of 5% per year before expenses, which is not the actual return of any class of the Fund. The hypothetical expenses and account values may not be used to estimate the ending account value or the actual expenses you paid for the period. You may use this information to compare the ongoing expenses of investing in the Fund and other mutual funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other mutual funds.

                                         Actual                      Hypothetical
                              ----------------------------- ------------------------------
         Beginning             Ending                        Ending
          Account  Annualized Account     Expenses Paid     Account      Expenses Paid
           Value    Expense    Value      During Period      Value       During Period
          7/1/08     Ratio*   12/31/08 7/1/08 to 12/31/08** 12/31/08  7/1/08 to 12/31/08**
------------------------------------------------------------------------------------------
Class A  $1,000.00    1.39%   $573.70         $5.50         $1,018.15        $ 7.05
------------------------------------------------------------------------------------------
Class B   1,000.00    2.15     571.80          8.49          1,014.33         10.89
------------------------------------------------------------------------------------------
Class C   1,000.00    2.12     571.80          8.38          1,014.48         10.74
------------------------------------------------------------------------------------------
Class I   1,000.00    0.94     574.40          3.72          1,020.41          4.77
------------------------------------------------------------------------------------------
Class R   1,000.00    1.63     572.60          6.44          1,016.94          8.26
------------------------------------------------------------------------------------------

--------
* Expenses of Class B, Class C, Class I and Class R shares differ from the expenses of Class A shares due to the differences in 12b-1 fees and other class-specific expenses paid by each share class. See the Fund's prospectuses for a description of each share class and its fees, expenses and sales charges.
** Expenses are equal to the annualized expense ratio based on actual expenses for the period July 1, 2008 to December 31, 2008, multiplied by the average account value over the period, multiplied by 184/366 (number of days in the period).

Portfolio of Investments
December 31, 2008

                                               Shares     Value
              Common Stocks  99.3%
              ----------------------------------------------------

              Aerospace and Defense  2.6%
              ----------------------------------------------------
              Goodrich                          36,000 $ 1,332,720
              ----------------------------------------------------
              Honeywell International           40,200   1,319,766
              ----------------------------------------------------
              Lockheed Martin                   23,400   1,967,472
              ----------------------------------------------------
              Precision Castparts               20,900   1,243,132
              ----------------------------------------------------
                                                         5,863,090
              ----------------------------------------------------

              Air Freight and Logistics  1.1%
              ----------------------------------------------------
              C.H. Robinson Worldwide           18,000     990,540
              ----------------------------------------------------
              United Parcel Service (Class B)   26,300   1,450,708
              ----------------------------------------------------
                                                         2,441,248
              ----------------------------------------------------

              Airlines  1.7%
              ----------------------------------------------------
              Delta Air Lines*                 350,400   4,015,584
              ----------------------------------------------------

              Beverages  2.2%
              ----------------------------------------------------
              PepsiCo                           92,600   5,071,702
              ----------------------------------------------------

              Biotechnology  7.1%
              ----------------------------------------------------
              Amgen*                            36,000   2,079,000
              ----------------------------------------------------
              Biogen Idec*                      50,900   2,424,367
              ----------------------------------------------------
              Celgene*                          40,100   2,216,728
              ----------------------------------------------------
              Cephalon*                         17,000   1,309,680
              ----------------------------------------------------
              Genentech*                        37,100   3,075,961
              ----------------------------------------------------
              Genzyme*                          29,700   1,971,189
              ----------------------------------------------------
              Gilead Sciences*                  62,100   3,175,794
              ----------------------------------------------------
                                                        16,252,719
              ----------------------------------------------------

              Capital Markets  1.2%
              ----------------------------------------------------
              BlackRock (Class A)               20,700   2,776,905
              ----------------------------------------------------

              Chemicals  1.9%
              ----------------------------------------------------
              Monsanto                          29,000   2,040,150
              ----------------------------------------------------
              Potash Corp. of Saskatchewan      30,600   2,240,532
              ----------------------------------------------------
                                                         4,280,682
              ----------------------------------------------------

              Commercial Banks  0.5%
              ----------------------------------------------------
              Wachovia                         214,000   1,185,560
              ----------------------------------------------------

              Communications Equipment  5.0%
              ----------------------------------------------------
              Cisco Systems*                   275,600   4,492,280
              ----------------------------------------------------
              QUALCOMM                         192,300   6,890,109
              ----------------------------------------------------
                                                        11,382,389
              ----------------------------------------------------

--------
See footnotes on page 13.

Portfolio of Investments
December 31, 2008


                                                     Shares     Value

       Computers and Peripherals  7.0%
       -----------------------------------------------------------------
       Apple*                                         47,100 $ 4,019,985
       -----------------------------------------------------------------
       Hewlett-Packard                               198,600   7,207,194
       -----------------------------------------------------------------
       International Business Machines                55,800   4,696,128
       -----------------------------------------------------------------
                                                              15,923,307
       -----------------------------------------------------------------

       Construction and Engineering  0.3%
       -----------------------------------------------------------------
       Foster Wheeler*                                26,400     617,232
       -----------------------------------------------------------------

       Diversified Telecommunication Services  0.6%
       -----------------------------------------------------------------
       Qwest Communications International            398,000   1,448,720
       -----------------------------------------------------------------

       Energy Equipment and Services  4.2%
       -----------------------------------------------------------------
       Diamond Offshore Drilling                      43,300   2,552,102
       -----------------------------------------------------------------
       Noble                                          65,200   1,440,268
       -----------------------------------------------------------------
       Transocean*                                    72,260   3,414,285
       -----------------------------------------------------------------
       Weatherford International*                    211,900   2,292,758
       -----------------------------------------------------------------
                                                               9,699,413
       -----------------------------------------------------------------

       Food and Staples Retailing  6.2%
       -----------------------------------------------------------------
       CVS/Caremark                                  286,800   8,242,632
       -----------------------------------------------------------------
       Wal-Mart Stores                               104,500   5,858,270
       -----------------------------------------------------------------
                                                              14,100,902
       -----------------------------------------------------------------

       Health Care Equipment and Supplies  2.2%
       -----------------------------------------------------------------
       Baxter International                           60,300   3,231,477
       -----------------------------------------------------------------
       Medtronic                                      60,500   1,900,910
       -----------------------------------------------------------------
                                                               5,132,387
       -----------------------------------------------------------------

       Health Care Providers and Services  2.2%
       -----------------------------------------------------------------
       Medco Health Solutions*                        72,600   3,042,666
       -----------------------------------------------------------------
       UnitedHealth Group                             76,200   2,026,920
       -----------------------------------------------------------------
                                                               5,069,586
       -----------------------------------------------------------------

       Household Durables  1.0%
       -----------------------------------------------------------------
       Newell Rubbermaid                             226,200   2,212,236
       -----------------------------------------------------------------

       Household Products  2.1%
       -----------------------------------------------------------------
       Procter & Gamble                               78,800   4,871,416
       -----------------------------------------------------------------

       Insurance  3.2%
       -----------------------------------------------------------------
       ACE                                            34,100   1,804,572
       -----------------------------------------------------------------
       AFLAC                                          84,200   3,859,728
       -----------------------------------------------------------------
       Prudential Financial                           58,000   1,755,080
       -----------------------------------------------------------------
                                                               7,419,380
       -----------------------------------------------------------------

       Internet and Catalog Retail  1.8%
       -----------------------------------------------------------------
       Amazon.com*                                    81,300   4,169,064
       -----------------------------------------------------------------

--------
See footnotes on page 13.

Portfolio of Investments
December 31, 2008


                                                 Shares     Value

           Internet Software and Services  3.9%
           ---------------------------------------------------------
           Google (Class A)*                      11,200 $ 3,445,680
           ---------------------------------------------------------
           McAfee*                                35,200   1,216,864
           ---------------------------------------------------------
           SAVVIS*                               635,537   4,378,850
           ---------------------------------------------------------
                                                           9,041,394
           ---------------------------------------------------------

           IT Services  0.8%
           ---------------------------------------------------------
           Mastercard (Class A)                   12,500   1,786,625
           ---------------------------------------------------------

           Machinery  1.4%
           ---------------------------------------------------------
           Deere                                  50,500   1,935,160
           ---------------------------------------------------------
           ITT                                    28,500   1,310,715
           ---------------------------------------------------------
                                                           3,245,875
           ---------------------------------------------------------

           Media  5.9%
           ---------------------------------------------------------
           Comcast (Class A)                     597,800  10,090,864
           ---------------------------------------------------------
           Time Warner Cable (Class A)*          160,800   3,449,160
           ---------------------------------------------------------
                                                          13,540,024
           ---------------------------------------------------------

           Metals and Mining  2.1%
           ---------------------------------------------------------
           Barrick Gold                          128,900   4,739,653
           ---------------------------------------------------------

           Multi-Utilities  0.9%
           ---------------------------------------------------------
           Public Service Enterprise Group        70,500   2,056,485
           ---------------------------------------------------------

           Oil, Gas and Consumable Fuels  4.2%
           ---------------------------------------------------------
           Chevron                                14,600   1,079,962
           ---------------------------------------------------------
           Exxon Mobil                            76,900   6,138,927
           ---------------------------------------------------------
           Noble Energy                           49,300   2,426,546
           ---------------------------------------------------------
                                                           9,645,435
           ---------------------------------------------------------

           Pharmaceuticals  5.5%
           ---------------------------------------------------------
           Abbott Laboratories                   110,600   5,902,722
           ---------------------------------------------------------
           Bristol-Myers Squibb                   56,700   1,318,275
           ---------------------------------------------------------
           Novo Nordisk (ADR)                     27,200   1,397,808
           ---------------------------------------------------------
           Pfizer                                134,400   2,380,224
           ---------------------------------------------------------
           Teva Pharmaceutical Industries (ADR)   38,200   1,626,174
           ---------------------------------------------------------
                                                          12,625,203
           ---------------------------------------------------------

           Real Estate Investment Trusts  0.5%
           ---------------------------------------------------------
           Annaly Capital Management              75,700   1,201,359
           ---------------------------------------------------------

           Road and Rail  1.3%
           ---------------------------------------------------------
           CSX                                    21,000     681,870
           ---------------------------------------------------------
           Union Pacific                          47,400   2,265,720
           ---------------------------------------------------------
                                                           2,947,590
           ---------------------------------------------------------

--------
See footnotes on page 13.

Portfolio of Investments
December 31, 2008


                                                         Shares       Value

Semiconductors and Semiconductor Equipment  4.4%
-------------------------------------------------------------------------------
Intel                                                     216,400 $  3,172,424
-------------------------------------------------------------------------------
Marvell Technology Group*                                 697,000    4,648,990
-------------------------------------------------------------------------------
Microsemi*                                                177,700    2,246,128
-------------------------------------------------------------------------------
                                                                    10,067,542
-------------------------------------------------------------------------------

Software  11.8%
-------------------------------------------------------------------------------
Activision Blizzard*                                      216,200    1,867,968
-------------------------------------------------------------------------------
Adobe Systems*                                             75,500    1,607,395
-------------------------------------------------------------------------------
Macrovision Solutions*                                    740,873    9,372,043
-------------------------------------------------------------------------------
Microsoft                                                 328,000    6,376,320
-------------------------------------------------------------------------------
Oracle*                                                   442,027    7,837,139
-------------------------------------------------------------------------------
                                                                    27,060,865
-------------------------------------------------------------------------------

Tobacco  2.5%
-------------------------------------------------------------------------------
Philip Morris International*                              130,300    5,669,353
-------------------------------------------------------------------------------

Total Common Stocks (Cost $290,319,962)                            227,560,925
-------------------------------------------------------------------------------

Money Market Fund  0.8%
-------------------------------------------------------------------------------
SSgA U.S. Treasury Money Market Fund (Cost $1,694,309)  1,694,309    1,694,309
-------------------------------------------------------------------------------

Total Investments (Cost $292,014,271)  100.1%                      229,255,234
-------------------------------------------------------------------------------

Other Assets Less Liabilities  (0.1)%                                 (160,502)
-------------------------------------------------------------------------------

Net Assets  100.0%                                                $229,094,732
-------------------------------------------------------------------------------

--------
* Non-income producing security.
ADR -- American Depositary Receipts.
Industry classifications have not been audited by Deloitte & Touche LLP. See Notes to Financial Statements.

Statement of Assets and Liabilities
December 31, 2008

Assets:
-----------------------------------------------------------------------------------------------------
Investments, at value:
-----------------------------------------------------------------------------------------------------
  Common stocks (cost $290,319,962)                                                    $ 227,560,925
-----------------------------------------------------------------------------------------------------
  Money market fund (cost $1,694,309)                                                      1,694,309
-----------------------------------------------------------------------------------------------------
Total investments (cost $292,014,271)                                                    229,255,234
-----------------------------------------------------------------------------------------------------
Restricted cash                                                                              103,027
-----------------------------------------------------------------------------------------------------
Receivable for dividends and interest                                                        314,952
-----------------------------------------------------------------------------------------------------
Receivable for Capital Stock sold                                                            303,448
-----------------------------------------------------------------------------------------------------
Investment in, and expenses prepaid to, shareholder service agent                             60,988
-----------------------------------------------------------------------------------------------------
Other                                                                                         17,441
-----------------------------------------------------------------------------------------------------
Total Assets                                                                             230,055,090
-----------------------------------------------------------------------------------------------------

Liabilities:
-----------------------------------------------------------------------------------------------------
Payable for Capital Stock repurchased                                                        679,047
-----------------------------------------------------------------------------------------------------
Management fees payable                                                                      132,387
-----------------------------------------------------------------------------------------------------
Distribution and service (12b-1) fees payable                                                 62,395
-----------------------------------------------------------------------------------------------------
Accrued expenses and other                                                                    86,529
-----------------------------------------------------------------------------------------------------
Total Liabilities                                                                            960,358
-----------------------------------------------------------------------------------------------------
Net Assets                                                                             $ 229,094,732
-----------------------------------------------------------------------------------------------------

Composition of Net Assets:
-----------------------------------------------------------------------------------------------------
Capital Stock, at par ($1 par value; 500,000,000 shares authorized; 80,504,133 shares outstanding):
-----------------------------------------------------------------------------------------------------
  Class A                                                                              $  67,237,874
-----------------------------------------------------------------------------------------------------
  Class B                                                                                  1,601,464
-----------------------------------------------------------------------------------------------------
  Class C                                                                                  8,424,600
-----------------------------------------------------------------------------------------------------
  Class I                                                                                  3,093,569
-----------------------------------------------------------------------------------------------------
  Class R                                                                                    146,626
-----------------------------------------------------------------------------------------------------
Additional paid-in capital                                                               615,019,912
-----------------------------------------------------------------------------------------------------
Accumulated net investment loss                                                               (3,055)
-----------------------------------------------------------------------------------------------------
Accumulated net realized loss                                                           (403,667,221)
-----------------------------------------------------------------------------------------------------
Net unrealized depreciation of investments                                               (62,759,037)
-----------------------------------------------------------------------------------------------------
Net Assets                                                                             $ 229,094,732
-----------------------------------------------------------------------------------------------------

Net Asset Value Per Share:
-----------------------------------------------------------------------------------------------------
Class A  ($196,196,394 / 67,237,874 shares)                                                    $2.92
-----------------------------------------------------------------------------------------------------
Class B  ($3,696,045 / 1,601,464 shares)                                                       $2.31
-----------------------------------------------------------------------------------------------------
Class C  ($19,454,340 / 8,424,600 shares)                                                      $2.31
-----------------------------------------------------------------------------------------------------
Class I   ($9,325,967 / 3,093,569 shares)                                                      $3.01
-----------------------------------------------------------------------------------------------------
Class R ($421,986 / 146,626 shares)                                                            $2.88
-----------------------------------------------------------------------------------------------------

--------
See Notes to Financial Statements.

Statement of Operations
For the Year Ended December 31, 2008

      Investment Income:
      --------------------------------------------------------------------
      Dividends (net of foreign taxes withheld of $28,786)  $   3,376,260
      --------------------------------------------------------------------
      Interest                                                    120,133
      --------------------------------------------------------------------
      Total Investment Income                                   3,496,393
      --------------------------------------------------------------------

      Expenses:
      --------------------------------------------------------------------
      Management fee                                            2,534,267
      --------------------------------------------------------------------
      Distribution and service (12b-1) fees                     1,125,720
      --------------------------------------------------------------------
      Shareholder account services                              1,058,472
      --------------------------------------------------------------------
      Custody and related services                                118,843
      --------------------------------------------------------------------
      Registration                                                 88,704
      --------------------------------------------------------------------
      Auditing and legal fees                                      74,162
      --------------------------------------------------------------------
      Shareholder reports and communications                       38,952
      --------------------------------------------------------------------
      Directors' fees and expenses                                 28,622
      --------------------------------------------------------------------
      Miscellaneous                                                38,340
      --------------------------------------------------------------------
      Total Expenses                                            5,106,082
      --------------------------------------------------------------------
      Net Investment Loss                                      (1,609,689)
      --------------------------------------------------------------------

      Net Realized and Unrealized Loss on Investments:
      --------------------------------------------------------------------
      Net realized loss on investments                        (84,664,490)
      --------------------------------------------------------------------
      Net change in unrealized appreciation of investments   (102,970,759)
      --------------------------------------------------------------------
      Net Loss on Investments                                (187,635,249)
      --------------------------------------------------------------------
      Decrease in Net Assets from Operations                $(189,244,938)
      --------------------------------------------------------------------

--------
See Notes to Financial Statements.

Statements of Changes in Net Assets

                                                          Year Ended December 31,
                                                        ----------------------------
                                                             2008          2007
------------------------------------------------------------------------------------
Operations:
------------------------------------------------------------------------------------
Net investment loss                                     $  (1,609,689) $ (2,822,678)
------------------------------------------------------------------------------------
Net realized gain (loss) on investments                   (84,664,490)   63,459,844
------------------------------------------------------------------------------------
Net change in unrealized appreciation of investments     (102,970,759)    6,501,057
------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets from Operations        (189,244,938)   67,138,223
------------------------------------------------------------------------------------

Capital Share Transactions:
------------------------------------------------------------------------------------
Net proceeds from sales of shares                          18,936,733    16,387,604
------------------------------------------------------------------------------------
Exchanged from associated funds                             6,410,625     8,294,419
------------------------------------------------------------------------------------
Total                                                      25,347,358    24,682,023
------------------------------------------------------------------------------------
Cost of shares repurchased                                (52,746,469)  (61,755,197)
------------------------------------------------------------------------------------
Exchanged into associated funds                            (7,359,695)   (8,520,431)
------------------------------------------------------------------------------------
Total                                                     (60,106,164)  (70,275,628)
------------------------------------------------------------------------------------
Decrease in Net Assets from Capital Share Transactions    (34,758,806)  (45,593,605)
------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets                        (224,003,744)   21,544,618
------------------------------------------------------------------------------------

Net Assets:
------------------------------------------------------------------------------------
Beginning of year                                         453,098,476   431,553,858
------------------------------------------------------------------------------------
End of Year (net of accumulated net investment loss of
$3,055 and $1,823, respectively)                        $ 229,094,732  $453,098,476
------------------------------------------------------------------------------------

--------
See Notes to Financial Statements.

Notes to Financial Statements

1.Organization and Multiple Classes of Shares -- Seligman Growth Fund, Inc.
  (the "Fund") is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified open-end management investment company. The Fund offers the following five classes of shares:

  Class A shares are sold with an initial sales charge of up to 5.75% (4.75% prior to January 7, 2008) and are subject to a continuing service fee of up to 0.25% on an annual basis. Class A shares purchased in an amount of $1,000,000 or more are sold without an initial sales charge but are subject to a contingent deferred sales charge ("CDSC") of 1% on redemptions within 18 months of purchase. Effective January 7, 2008, eligible employee benefit plans that have at least $2,000,000 in plan assets may purchase Class A shares at net asset value, but, in the event of a plan termination, will be subject to a CDSC of 1% on redemptions of shares purchased within 18 months prior to plan termination.

  Class B shares are sold without an initial sales charge but are subject to a distribution fee of 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 5% on redemptions in the first year of purchase, declining to 1% in the sixth year and 0% thereafter. Class B shares will automatically convert to Class A shares approximately eight years after their date of purchase. If Class B shares of the Fund are exchanged for Class B shares of another Seligman mutual fund, the holding period of the shares exchanged will be added to the holding period of the shares acquired, both for determining the applicable CDSC and the conversion of Class B shares to Class A shares.

  Class C shares are sold without an initial sales charge but are subject to a distribution fee of up to 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% imposed on redemptions made within one year of purchase.

  The Board of Directors (the "Board") of the Fund approved the automatic conversion of all of the Fund's outstanding Class D shares to Class C shares at their respective net asset values. The conversion was implemented on May 16, 2008. Effective at the close of business on May 16, 2008, the Fund no longer offers Class D shares. The conversion did not affect individual shareholder account values.

  Class I shares are offered to certain institutional clients and other investors, as described in the Fund's Class I shares prospectus. Class I shares are sold without any sales charges and are not subject to distribution or service fees.

  Class R shares are offered to certain employee benefit plans and are not available to all investors. They are sold without an initial sales charge, but are subject to a distribution fee of up to 0.25% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% on redemptions made within one year of a plan's initial purchase of Class R shares.

  All classes of shares represent interests in the same portfolio of investments, have the same rights and are generally identical in all respects except that each class bears its own class-specific expenses, and has exclusive voting rights with respect to any matter on which a separate vote of any class is required.

2.Significant Accounting Policies -- The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions at the date of the financial statements. Actual results may differ from these estimates. The following summarizes the significant accounting policies of the Fund:

   a.Security Valuation and Risk -- Securities traded on an exchange are valued at the last sales price on the primary exchange or market on which they are traded. Securities not listed on an exchange or security market, or securities for which there is no last sales price, are valued at the mean of the most recent bid and asked prices or are valued by RiverSource Investments, LLC ("RiverSource" or the "Manager") based on quotations provided by primary market makers in such securities. Securities for which market quotations are not readily available (or are otherwise no longer valid or reliable) are valued at fair value determined in accordance with procedures approved by the Fund's Board. This can occur in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts, and extreme market volatility. The determination of fair value involves

Notes to Financial Statements

     subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security.

     Short-term holdings that mature in 60 days or less are valued at current market quotations or amortized cost if the Manager believes it approximates fair value. Short-term holdings that mature in more than 60 days are valued at current market quotations until the 60th day prior to maturity and are then valued as described above for securities maturing in 60 days or less. Investments in money market funds are valued at net asset value.

     On January 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements." SFAS 157 establishes a three-tier hierarchy to classify the assumptions, referred to as inputs, used in valuation techniques (as described above) to measure fair value of the Fund's investments. These inputs are summarized in three broad levels: Level 1 -- quoted prices in active markets for identical investments; Level 2 -- other significant observable inputs (including quoted prices in inactive markets or for similar investments); and Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining fair value) (Note 3). Observable inputs are those based on market data obtained from sources independent of the Fund, and unobservable inputs reflect the Fund's own assumptions based on the best information available. The inputs or methodology used for valuing securities may not be an indication of the risk associated with investing in those securities.

     To the extent that the Fund invests a substantial percentage of its assets in an industry, the Fund's performance may be negatively affected if that industry falls out of favor. Stocks of large-capitalization companies have at times experienced periods of volatility and negative performance. During such periods, the value of such stocks may decline and the Fund's performance may be negatively affected.

   b.Foreign Currency Transactions -- The books and records of the Fund are maintained in US dollars. The market value of investment securities, other assets and liabilities denominated in foreign currencies are translated into US dollars at the daily rate of exchange as reported by a pricing service. Purchases and sales of investment securities, income, and expenses are translated into US dollars at the rate of exchange prevailing on the respective dates of such transactions.

     The Fund does not isolate that portion of the results of operations resulting from changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of securities held in the portfolio. Such fluctuations are included with the net realized and unrealized gain or loss on investments and foreign currency transactions.

   c.Restricted Cash -- Restricted cash represents deposits that are being held by banks as collateral for letters of credit issued in connection with the Fund's insurance policies.

   d.Multiple Class Allocations -- All income, expenses (other than class-specific expenses), and realized and unrealized gains or losses are allocated daily to each class of shares based upon the relative value of shares of each class. Class-specific expenses, which include distribution and service fees and any other items that are specifically attributable to a particular class, are charged directly to such class. For the year ended December 31, 2008, distribution and service fees, shareholder account services and registration expenses were class-specific expenses.

   e.Security Transactions and Related Investment Income -- Investment transactions are recorded on trade dates. Identified cost of investments sold is used for both financial reporting and federal income tax purposes. Dividends receivable are recorded on ex-dividend dates, except that certain dividends from foreign securities where the ex-dividend dates may have passed are recorded as soon as the Fund is informed of the dividend. Interest income is recorded on an accrual basis.

   f.Distributions to Shareholders -- Dividends and other distributions to shareholders are recorded on ex-dividend dates.

   g.Taxes -- There is no provision for federal income tax. The Fund has elected to be taxed as a regulated investment company and intends to distribute substantially all taxable net income and net gain realized.

Notes to Financial Statements


     Financial Accounting Standards Board ("FASB") Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109," requires the Fund to measure and recognize in its financial statements the benefit of a tax position taken (or expected to be taken) on an income tax return if such position will more likely than not be sustained upon examination based on the technical merits of the position. The Fund files income tax returns in the US Federal jurisdiction, as well as the New York State and New York City jurisdictions. Based upon its review of tax positions, for the Fund's open tax years of 2005-2008 in these jurisdictions, the Fund has determined that FIN 48 did not have a material impact on the Fund's financial statements for the year ended December 31, 2008.

3.Fair Value Measurements -- A summary of the value of the Fund's investments as of December 31, 2008, based on the level of inputs used in accordance with SFAS 157 (Note 2a), is as follows:

Valuation Inputs                                                         Value
----------------------------------------------------------------------------------
Level 1 -- Quoted Prices in Active Markets for Identical Investments  $229,255,234
----------------------------------------------------------------------------------
Level 2 -- Other Significant Observable Inputs                                  --
----------------------------------------------------------------------------------
Level 3 -- Significant Unobservable Inputs                                      --
----------------------------------------------------------------------------------
Total                                                                 $229,255,234
----------------------------------------------------------------------------------

4.Management and Distribution Services, and Other Related-Party Transactions
   a.Management and Administrative Services -- On November 7, 2008,
     RiverSource, investment manager to the RiverSource complex of funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("JWS"). With the Acquisition completed and shareholders of the Fund having previously approved (at a Special Meeting held earlier in November 2008) a new Investment Management Services Agreement between RiverSource and the Fund, RiverSource is the new investment manager of the Fund effective November 7, 2008.

     The Manager receives a fee (and, prior to November 7, 2008, JWS received a fee), calculated daily and payable monthly, equal to 0.70% per annum of the first $1 billion of the Fund's average daily net assets, 0.65% per annum of the next $1 billion of the Fund's average daily net assets and 0.60% per annum of the Fund's average daily net assets in excess of $2 billion. The management fee reflected in the Statement of Operations represents 0.70% per annum of the Fund's average daily net assets. In 2008, RiverSource received $236,985 of such fee and the balance was paid to JWS.

     Under an Administrative Services Agreement, effective November 7, 2008, Ameriprise administers certain aspects of the Fund's business and other affairs at no cost. Ameriprise provides the Fund with office space, and certain administrative and other services and executive and other personnel as are necessary for Fund operations. Ameriprise pays all of the compensation of Board members of the Fund who are employees or consultants of RiverSource and of the officers and other personnel of the Fund. Ameriprise reserves the right to seek Board approval to increase the fees payable by the Fund under the Administrative Services Agreement. However, Ameriprise anticipates that any such increase in fees would be offset by corresponding decreases in advisory fees under the Investment Management Services Agreement. If an increase in fees under the Administrative Services Agreement would not be offset by corresponding decreases in advisory fees, the Fund will inform shareholders prior to the effectiveness of such increase. Prior to November 7, 2008, administrative services were provided to the Fund by JWS as part of its former management agreement with the Fund.

   b.Distribution Services -- For the year ended December 31, 2008, RiverSource
     Fund Distributors, Inc. (formerly Seligman Advisors, Inc.) (the "Distributor"), agent for the distribution of the Fund's shares and an affiliate of the Manager, received commissions and concessions of $11,948 from sales of Class A shares. Commissions of $31,230 were paid to dealers from sales of Class A shares.

Notes to Financial Statements


     The Fund has an Administration, Shareholder Services and Distribution Plan (the "Plan") with respect to distribution of its shares. Under the Plan, with respect to Class A shares, service organizations can enter into agreements with the Distributor and receive a continuing fee of up to 0.25% on an annual basis, payable monthly, of the average daily net assets of the Class A shares attributable to the particular service organizations for providing personal services and/or the maintenance of shareholder accounts. The Distributor charges such fees to the Fund pursuant to the Plan. For the year ended December 31, 2008, fees incurred under the Plan aggregated $749,502, or 0.24% per annum of the average daily net assets of Class A shares.

     Under the Plan, with respect to Class B shares, Class C shares, Class D shares (only through May 16, 2008), and Class R shares, service organizations can enter into agreements with the Distributor and receive a continuing fee for providing personal services and/or the maintenance of shareholder accounts of up to 0.25% on an annual basis of the average daily net assets of the Class B, Class C, Class D, and Class R shares for which the organizations are responsible; and, for Class C, Class D and Class R shares, fees for providing other distribution assistance of up to 0.75% (0.25%, in the case of Class R shares) on an annual basis of such average daily net assets. Such fees are paid monthly by the Fund to the Distributor pursuant to the Plan.

     For the year ended December 31, 2008, fees incurred under the Plan, equivalent to 1% (0.99%, in the case of Class B shares) per annum of the average daily net assets of Class B, Class C, and Class D shares (only through May 16, 2008), and 0.50% per annum of average daily net assets of Class R shares, amounted to $75,418, $225,636, $72,616 and $2,548, respectively.

     The Distributor and RiverSource Services, Inc. (formerly Seligman Services, Inc.), also an affiliate of the Manager, are eligible to receive distribution and service fees pursuant to the Plan. For the year ended December 31, 2008, the Distributor and RiverSource Services, Inc. received distribution and service fees of $267,768.

     The Distributor is entitled to retain any CDSC imposed on certain redemptions of Class A, Class C, Class D, and Class R shares. For the year ended December 31, 2008, such charges amounted to $7,120. The Distributor has sold its rights to third parties to collect any CDSC imposed on redemptions of Class B shares.

   c.Transfer Agent and Shareholder Services -- For the year ended December 31,
     2008, Seligman Data Corp., which is owned by the Fund and certain associated investment companies, charged the Fund at cost $1,058,472 for shareholder account services in accordance with a methodology approved by the Fund's directors. Class I shares receive more limited shareholder services than the Fund's other classes of shares (the "Retail Classes"). Seligman Data Corp. does not allocate to Class I the costs of any of its departments that do not provide services to the Class I shareholders.

     Costs of Seligman Data Corp. directly attributable to the Retail Classes of the Fund were charged to those classes in proportion to their respective net asset values. Costs directly attributable to Class I shares were charged to Class I. The remaining charges were allocated to the Retail Classes and Class I by Seligman Data Corp. pursuant to a formula based on their net assets, shareholder transaction volumes and number of shareholder accounts.

     The Fund and certain other associated investment companies (together, the "Guarantors") have severally but not jointly guaranteed the performance and observance of all the terms and conditions of a lease entered into by Seligman Data Corp., including the payment of rent by Seligman Data Corp. (the "Guaranty"). The lease and the related Guaranty expire in January 2019. The obligation of the Fund to pay any amount due under the Guaranty is limited to a specified percentage of the full amount, which generally is based on the Fund's percentage of the expenses billed by Seligman Data Corp. to all Guarantors in the most recent calendar quarter. As of December 31, 2008, the Fund's potential obligation under the Guaranty is $427,000. As of December 31, 2008, no event has occurred which would result in the Fund becoming liable to make any payment under the Guaranty. A portion of rent paid by Seligman Data Corp. is charged to the Fund as part of Seligman Data Corp.'s shareholder account services cost.

Notes to Financial Statements


     The Fund's investment in Seligman Data Corp. is recorded at a cost of $43,170.

     The Fund's Board has approved RiverSource Service Corporation ("RSC") as the Fund's new transfer and shareholder service agent, and the termination of the Fund's relationship with Seligman Data Corp., the current transfer and shareholder service agent for the Fund, effective on or about May 9, 2009. RSC is an affiliate of RiverSource. The fees and expenses expected to be charged to the Fund by RSC are generally lower than the fees and expenses charged by Seligman Data Corp. Nevertheless, as a result of the termination of the relationship with Seligman Data Corp., the Fund will incur certain non-recurring charges, including charges relating to Seligman Data Corp.'s leases, that would in the aggregate approximate 0.16% of the Fund's net assets as of January 23, 2009 (the "Non-Recurring Charges"). These Non-Recurring Charges will be incurred over a period of several months beginning January 28, 2009. Fund shareholders would bear their proportionate share of the Fund's expenses, including the Non-Recurring Charges.

   d.Directors' Fees and Expenses -- Directors' fees and expenses includes the compensation of Board members who are not employees of RiverSource and the Fund's proportionate share of certain expenses of a company providing limited administrative services to the Fund and the other Seligman and RiverSource Funds. These expenses include boardroom and office expense, employee compensation, employee health and retirement benefits and certain other expenses. For the period from November 7, 2008 through December 31, 2008, the Fund paid $137 to this company for such services.

     The Fund has a compensation arrangement under which directors who receive fees may elect to defer receiving such fees. Directors may elect to have their deferred fees accrue interest or earn a return based on the performance of the Fund or other funds in the Seligman and RiverSource Groups of Investment Companies. The cost of such fees and earnings/loss accrued thereon is included in directors' fees and expenses, and the accumulated balance thereof at December 31, 2008 of $3,055 is included in accrued expenses and other liabilities. Deferred fees and related accrued earnings are not deductible by the Fund for federal income tax purposes until such amounts are paid.

  Certain officers and directors of the Fund are officers or directors of the Manager, Ameriprise, the Distributor, RiverSource Services, Inc., RSC, and/or Seligman Data Corp.

5.Committed Line of Credit -- The Fund is a participant in a joint $200 million committed line of credit that is shared by substantially all open-end funds in the Seligman Group of Investment Companies. The directors have currently limited the Fund's borrowings to 10% of its net assets. Borrowings pursuant to the credit facility are subject to interest at a rate equal to the overnight federal funds rate plus 0.50%. The Fund incurs a commitment fee of 0.12% per annum on its share of the unused portion of the credit facility. The credit facility may be drawn upon only for temporary purposes and is subject to certain other customary restrictions. The credit facility commitment expires in June 2009, but is renewable annually with the consent of the participating banks. There were no borrowings during the year ended December 31, 2008.

6.Purchases and Sales of Securities -- Purchases and sales of portfolio securities, excluding short-term investments, for the year ended December 31, 2008, amounted to $871,464,105 and $890,959,168, respectively.

7.Federal Tax Information -- Certain components of income, expense and realized capital gain and loss are recognized at different times or have a different character for federal income tax purposes and for financial reporting purposes. Where such differences are permanent in nature, they are reclassified in the components of net assets based on their characterization for federal income tax purposes. Any such reclassifications will have no effect on net assets, results of operations or net asset value per share of the Fund. As a result of the differences described above, the treatment for financial reporting purposes of distributions made during the year from net investment income or net realized gains may differ from their ultimate treatment for federal income tax purposes. Further, the cost of investments also can differ for federal income tax purposes.

  At December 31, 2008, the cost of investments for federal income tax purposes was $298,529,546. The tax basis cost was greater than the cost for financial reporting purposes due to the tax deferral of losses on wash sales in the amount of $6,515,275.

Notes to Financial Statements


  At December 31, 2008, the tax basis components of accumulated earnings (losses) were as follows:

     Gross unrealized appreciation of portfolio securities  $   5,590,133
     ---------------------------------------------------------------------
     Gross unrealized depreciation of portfolio securities    (74,864,445)
     ---------------------------------------------------------------------
     Net unrealized depreciation of portfolio securities      (69,274,312)
     ---------------------------------------------------------------------
     Capital loss carryforward                               (367,838,671)
     ---------------------------------------------------------------------
     Timing differences (post-October loss)                   (29,313,275)
     ---------------------------------------------------------------------
     Total accumulated losses                               $(466,426,258)
     ---------------------------------------------------------------------

  At December 31, 2008, the Fund had net capital loss carryforward for federal income tax purposes of $367,838,671. This capital loss is available for offset against future taxable net capital gains, with $82,652,095 expiring in 2009, $234,134,706 expiring in 2010 and $51,051,870 expiring in 2016. The amount was determined after adjustments for certain differences between financial reporting and tax purposes, such as deferral of losses on wash sales. Accordingly, no capital gain distributions are expected to be paid to shareholders until net capital gains have been realized in excess of the available capital loss carryforward. There is no assurance that the Fund will be able to utilize all of its capital loss carryforward before it expires.

  In addition, from November 1, 2008 through December 31, 2008, the Fund incurred $29,313,275 of net realized capital loss. As permitted by tax regulations, the Fund intends to elect to defer this loss and treat it as arising in the year ending December 31, 2009. This loss will be available to offset future taxable net gains.

8.Capital Share Transactions -- Transactions in shares of Capital Stock were as follows:

                                                  Year Ended December 31,
                                   -----------------------------------------------------
                                              2008                       2007
                                   -----------------------------------------------------
Class A                               Shares       Amount        Shares       Amount
----------------------------------------------------------------------------------------
Net proceeds from sales of shares    1,903,518  $  8,084,980    1,561,987  $  7,719,298
----------------------------------------------------------------------------------------
Exchanged from associated funds        782,959     3,234,589      965,920     4,751,904
----------------------------------------------------------------------------------------
Converted from Class B*                514,452     2,208,625      436,436     2,118,354
----------------------------------------------------------------------------------------
Total                                3,200,929    13,528,194    2,964,343    14,589,556
----------------------------------------------------------------------------------------
Cost of shares repurchased          (9,716,321)  (42,141,476)  (9,849,353)  (47,766,478)
----------------------------------------------------------------------------------------
Exchanged into associated funds     (1,182,495)   (4,727,493)  (1,059,359)   (5,059,937)
----------------------------------------------------------------------------------------
Total                              (10,898,816)  (46,868,969) (10,908,712)  (52,826,415)
----------------------------------------------------------------------------------------
Decrease                            (7,697,887) $(33,340,775)  (7,944,369) $(38,236,859)
----------------------------------------------------------------------------------------
Class B                               Shares       Amount        Shares       Amount
----------------------------------------------------------------------------------------
Net proceeds from sales of shares      133,679  $    456,805      133,307  $    516,982
----------------------------------------------------------------------------------------
Exchanged from associated funds        204,793       705,641      471,733     1,860,270
----------------------------------------------------------------------------------------
Total                                  338,472     1,162,446      605,040     2,377,252
----------------------------------------------------------------------------------------
Cost of shares repurchased            (553,799)   (1,893,499)  (1,019,292)   (3,916,637)
----------------------------------------------------------------------------------------
Exchanged into associated funds       (228,753)     (785,810)    (561,222)   (2,114,323)
----------------------------------------------------------------------------------------
Converted to Class A*                 (648,198)   (2,208,625)    (545,196)   (2,118,354)
----------------------------------------------------------------------------------------
Total                               (1,430,750)   (4,887,934)  (2,125,710)   (8,149,314)
----------------------------------------------------------------------------------------
Decrease                            (1,092,278) $ (3,725,488)  (1,520,670) $ (5,772,062)
----------------------------------------------------------------------------------------
Class C                               Shares       Amount        Shares       Amount
----------------------------------------------------------------------------------------
Net proceeds from sales of shares    1,162,630  $  4,054,678      288,307  $  1,195,971
----------------------------------------------------------------------------------------
Exchanged from associated funds        614,180     2,158,600      141,411       595,404
----------------------------------------------------------------------------------------
Converted from Class D**             4,989,756    20,907,080           --            --
----------------------------------------------------------------------------------------
Total                                6,766,566    27,120,358      429,718     1,791,375
----------------------------------------------------------------------------------------
Cost of shares repurchased          (1,403,680)   (4,420,906)    (932,085)   (3,594,784)
----------------------------------------------------------------------------------------
Exchanged into associated funds       (452,329)   (1,213,229)    (139,285)     (525,371)
----------------------------------------------------------------------------------------
Total                               (1,856,009)   (5,634,135)  (1,071,370)   (4,120,155)
----------------------------------------------------------------------------------------
Increase (decrease)                  4,910,557  $ 21,486,223     (641,652) $ (2,328,780)
----------------------------------------------------------------------------------------

  ------
  * Automatic conversion of Class B shares to Class A shares approximately eight years after their initial purchase date.
 **  Effective May 16, 2008, Class D shares converted to Class C shares.

Notes to Financial Statements

                                                 Year Ended December 31,
                                   ---------------------------------------------------
                                             2008+                     2007
                                   ---------------------------------------------------
Class D                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares     678,743  $  2,583,584   1,175,589  $  4,551,423
--------------------------------------------------------------------------------------
Exchanged from associated funds        78,333       306,288     281,228     1,081,914
--------------------------------------------------------------------------------------
Total                                 757,076     2,889,872   1,456,817     5,633,337
--------------------------------------------------------------------------------------
Cost of shares repurchased           (667,585)   (2,549,245) (1,168,989)   (4,482,062)
--------------------------------------------------------------------------------------
Exchanged into associated funds      (158,786)     (608,878)   (221,910)     (820,800)
--------------------------------------------------------------------------------------
Converted to Class C**             (4,989,756)  (20,907,080)         --            --
--------------------------------------------------------------------------------------
Total                              (5,816,127)  (24,065,203) (1,390,899)   (5,302,862)
--------------------------------------------------------------------------------------
Increase (decrease)                (5,059,051) $(21,175,331)     65,918  $    330,475
--------------------------------------------------------------------------------------
Class I                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares     774,485  $  3,271,269     448,937  $  2,232,638
--------------------------------------------------------------------------------------
Cost of shares repurchased           (427,455)   (1,711,005)   (394,096)   (1,984,839)
--------------------------------------------------------------------------------------
Increase                              347,030  $  1,560,264      54,841  $    247,799
--------------------------------------------------------------------------------------
Class R                              Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares     104,215  $    485,417      35,956  $    171,292
--------------------------------------------------------------------------------------
Exchanged from associated funds         1,103         5,507       1,083         4,927
--------------------------------------------------------------------------------------
Total                                 105,318       490,924      37,039       176,219
--------------------------------------------------------------------------------------
Cost of shares repurchased             (6,775)      (30,338)     (2,102)      (10,397)
--------------------------------------------------------------------------------------
Exchanged into associated funds        (6,808)      (24,285)         --            --
--------------------------------------------------------------------------------------
Total                                 (13,583)      (54,263)     (2,102)      (10,397)
--------------------------------------------------------------------------------------
Increase                               91,735  $    436,301      34,937  $    165,822
--------------------------------------------------------------------------------------

  ------
 ** Effective May 16, 2008, Class D shares converted to Class C shares.
  + January 1, 2008 to May 16, 2008, in the case of Class D shares.

9.Other Matters -- In late 2003, JWS conducted an extensive internal review concerning mutual fund trading practices. JWS's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by JWS (the "Seligman Funds"); this arrangement was in the process of being closed down by JWS before September 2003. JWS identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, JWS, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. JWS also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York ("NYAG").

  In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against JWS and the Distributor relating to frequent trading in the Seligman Funds. JWS responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that JWS had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

  In September 2006, the NYAG commenced a civil action in New York State Supreme Court against JWS, the Distributor, Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by JWS is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by JWS to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

Notes to Financial Statements


   Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by JWS and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of JWS, RiverSource and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies, including those funds in the RiverSource complex.

   Neither JWS nor RiverSource believes that the foregoing legal action or other possible actions will have a material adverse impact on JWS, RiverSource or their current and former clients, including the Seligman Funds and other investment companies managed by RiverSource; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

10.Recent Accounting Pronouncement -- In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. As of December 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

Financial Highlights

The tables below are intended to help you understand each Class's financial performance for the years presented. Certain information reflects financial results for a single share of a Class that was held throughout the periods shown. Per share amounts are calculated using average shares outstanding. Total return shows the rate that you would have earned (or lost) on an investment in each Class, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any sales charges, fees or transaction costs on your investments or taxes investors may incur on distributions or on the redemption of shares.

CLASS A
----------------------------------------------------------------------------------------------
                                                        Year Ended December 31,
                                         -----------------------------------------------------
                                           2008      2007       2006       2005       2004
-                                        -----------------------------------------------------
Per Share Data:
----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year       $    5.22 $    4.48 $    4.10   $    3.88 $    3.67
----------------------------------------------------------------------------------------------
Income (Loss) from Investment
Operations:
----------------------------------------------------------------------------------------------
Net investment income (loss)                (0.02)    (0.03)        --**    (0.01)        --**
----------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                              (2.28)      0.77      0.38        0.23      0.21
----------------------------------------------------------------------------------------------
Total from Investment Operations            (2.30)      0.74      0.38        0.22      0.21
----------------------------------------------------------------------------------------------
Net Asset Value, End of Year             $    2.92 $    5.22 $    4.48   $    4.10 $    3.88
----------------------------------------------------------------------------------------------

Total Return                              (44.06)%    16.52%     9.27%       5.67%     5.72%
----------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
----------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)    $196,196  $391,166  $371,061    $389,154  $417,597
----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets      1.35%     1.35%     1.39%       1.38%     1.36%
----------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
to average net assets                      (0.38)%   (0.57)%   (0.03)%     (0.17)%     0.09%
----------------------------------------------------------------------------------------------
Portfolio turnover rate                    241.42%   176.45%   168.65%     132.59%    93.99%
----------------------------------------------------------------------------------------------

--------
See footnotes on page 28.

Financial Highlights

CLASS B
--------------------------------------------------------------------------------------
                                                    Year Ended December 31,
                                         ---------------------------------------------
                                           2008      2007     2006     2005     2004
--------------------------------------------------------------------------------------
Per Share Data:
--------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year       $    4.16 $   3.60 $   3.32 $   3.17 $   3.02
--------------------------------------------------------------------------------------
Income (Loss) from Investment
Operations:
--------------------------------------------------------------------------------------
Net investment loss                         (0.04)   (0.05)   (0.03)   (0.03)   (0.02)
--------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                              (1.81)     0.61     0.31     0.18     0.17
--------------------------------------------------------------------------------------
Total from Investment Operations            (1.85)     0.56     0.28     0.15     0.15
--------------------------------------------------------------------------------------
Net Asset Value, End of Year             $    2.31 $   4.16 $   3.60 $   3.32 $   3.17
--------------------------------------------------------------------------------------

Total Return                              (44.47)%   15.56%    8.43%    4.73%    4.97%
--------------------------------------------------------------------------------------

Ratios/Supplemental Data:
--------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)      $3,696  $11,209  $15,152  $21,533  $29,554
--------------------------------------------------------------------------------------
Ratio of expenses to average net assets      2.10%    2.11%    2.15%    2.14%    2.12%
--------------------------------------------------------------------------------------
Ratio of net investment loss
to average net assets                      (1.13)%  (1.33)%  (0.79)%  (0.93)%  (0.67)%
--------------------------------------------------------------------------------------
Portfolio turnover rate                    241.42%  176.45%  168.65%  132.59%   93.99%
--------------------------------------------------------------------------------------

CLASS C
--------------------------------------------------------------------------------------
                                                    Year Ended December 31,
                                         ---------------------------------------------
                                           2008      2007     2006     2005     2004
--------------------------------------------------------------------------------------
Per Share Data:
--------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year       $    4.16 $   3.60 $   3.32 $   3.17 $   3.02
--------------------------------------------------------------------------------------
Income (Loss) from Investment
Operations:
--------------------------------------------------------------------------------------
Net investment loss                         (0.04)   (0.05)   (0.03)   (0.03)   (0.02)
--------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                              (1.81)     0.61     0.31     0.18     0.17
--------------------------------------------------------------------------------------
Total from Investment Operations            (1.85)     0.56     0.28     0.15     0.15
--------------------------------------------------------------------------------------
Net Asset Value, End of Year             $    2.31 $   4.16 $   3.60 $   3.32 $   3.17
--------------------------------------------------------------------------------------

Total Return                              (44.47)%   15.56%    8.43%    4.73%    4.97%
--------------------------------------------------------------------------------------

Ratios/Supplemental Data:
--------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)     $19,454  $14,621  $14,944  $18,668  $23,281
--------------------------------------------------------------------------------------
Ratio of expenses to average net assets      2.11%    2.11%    2.15%    2.14%    2.12%
--------------------------------------------------------------------------------------
Ratio of net investment loss to
average net assets                         (1.14)%  (1.33)%  (0.79)%  (0.93)%  (0.67)%
--------------------------------------------------------------------------------------
Portfolio turnover rate                    241.42%  176.45%  168.65%  132.59%   93.99%
--------------------------------------------------------------------------------------

--------
See footnotes on page 28.

Financial Highlights

CLASS D
-------------------------------------------------------------------------------------------
                                            1/1/08
                                              to             Year Ended December 31,
                                                      -------------------------------------
                                           5/16/08*      2007      2006     2005     2004
-                                         -------------------------------------------------
Per Share Data:
-------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period      $    4.17   $   3.60   $   3.32 $   3.17 $   3.02
-------------------------------------------------------------------------------------------
Income (Loss) from Investment
Operations:
-------------------------------------------------------------------------------------------
Net investment loss                          (0.02)     (0.05)     (0.03)   (0.03)   (0.02)
-------------------------------------------------------------------------------------------
Net realized and unrealized gain
on investments                                 0.04       0.62       0.31     0.18     0.17
-------------------------------------------------------------------------------------------
Total from Investment Operations               0.02       0.57       0.28     0.15     0.15
-------------------------------------------------------------------------------------------
Net Asset Value, End of Period            $    4.19   $   4.17   $   3.60 $   3.32 $   3.17
-------------------------------------------------------------------------------------------

Total Return                                  0.48%     15.83%      8.43%    4.73%    4.97%
-------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
-------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)         --    $21,072    $17,974  $18,775  $20,153
-------------------------------------------------------------------------------------------
Ratio of expenses to average net assets       2.11%+     2.11%      2.15%    2.14%    2.12%
-------------------------------------------------------------------------------------------
Ratio of net investment loss to
average net assets                          (1.13)%+   (1.33)%    (0.79)%  (0.93)%  (0.67)%
-------------------------------------------------------------------------------------------
Portfolio turnover rate                     241.42%++  176.45%    168.65%  132.59%   93.99%
-------------------------------------------------------------------------------------------

CLASS I
-------------------------------------------------------------------------------------------
                                                       Year Ended December 31,
                                          -------------------------------------------------
                                             2008        2007      2006     2005     2004
-                                         -------------------------------------------------
Per Share Data:
-------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year        $    5.37   $   4.58   $   4.17 $   3.93 $   3.70
-------------------------------------------------------------------------------------------
Income (Loss) from Investment
Operations:
-------------------------------------------------------------------------------------------
Net investment income                            --**       --**     0.02     0.01     0.02
-------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                               (2.36)       0.79       0.39     0.23     0.21
-------------------------------------------------------------------------------------------
Total from Investment Operations             (2.36)       0.79       0.41     0.24     0.23
-------------------------------------------------------------------------------------------
Net Asset Value, End of Year              $    3.01   $   5.37   $   4.58 $   4.17 $   3.93
-------------------------------------------------------------------------------------------

Total Return                               (43.95)%     17.25%      9.83%    6.11%    6.22%
-------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
-------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)       $9,326    $14,747    $12,334  $10,278   $9,026
-------------------------------------------------------------------------------------------
Ratio of expenses to average net assets       0.90%      0.85%      0.82%    0.88%    0.88%
-------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
to average net assets                         0.07%    (0.07)%      0.54%    0.33%    0.58%
-------------------------------------------------------------------------------------------
Portfolio turnover rate                     241.42%    176.45%    168.65%  132.59%   93.99%
-------------------------------------------------------------------------------------------

--------
See footnotes on page 28.

Financial Highlights

CLASS R
------------------------------------------------------------------------------------------
                                                        Year Ended December 31,
                                             ---------------------------------------------
                                               2008      2007     2006     2005     2004
-                                            ---------------------------------------------
Per Share Data:
------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year           $    5.17 $   4.44 $   4.08 $   3.87 $   3.67
------------------------------------------------------------------------------------------
Income (Loss) from Investment
Operations:
------------------------------------------------------------------------------------------
Net investment loss                             (0.03)   (0.04)   (0.01)   (0.02)   (0.01)
------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
on investments                                  (2.26)     0.77     0.37     0.23     0.21
------------------------------------------------------------------------------------------
Total from Investment Operations                (2.29)     0.73     0.36     0.21     0.20
------------------------------------------------------------------------------------------
Net Asset Value, End of Year                 $    2.88 $   5.17 $   4.44 $   4.08 $   3.87
------------------------------------------------------------------------------------------

Total Return                                  (44.29)%   16.44%    8.82%    5.43%    5.45%
------------------------------------------------------------------------------------------

Ratios/Supplemental Data:
------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)            $422     $284      $89      $70      $54
------------------------------------------------------------------------------------------
Ratio of expenses to average net assets          1.61%    1.61%    1.65%    1.64%    1.62%
------------------------------------------------------------------------------------------
Ratio of net investment loss to average net
assets                                         (0.64)%  (0.83)%  (0.29)%  (0.43)%  (0.17)%
------------------------------------------------------------------------------------------
Portfolio turnover rate                        241.42%  176.45%  168.65%  132.59%   93.99%
------------------------------------------------------------------------------------------

--------
* Date of conversion to Class C shares.
** Less than + or - $0.005.
+ Annualized.
++ Computed at the Fund level for the year ended December 31, 2008. See Notes to Financial Statements.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Seligman Growth Fund, Inc.:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Seligman Growth Fund, Inc. (the "Fund"), as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Seligman Growth Fund, Inc. as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
New York, New York
February 27, 2009

Proxy Results

Shareholders of Seligman Growth Fund, Inc. voted on two proposals at a Special Meeting of Shareholders held in on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

                                           For          Against      Abstain
--------------------------------------------------------------------------------
                                      43,040,850.723 1,993,886.057 1,881,322.178
--------------------------------------------------------------------------------

Proposal 2
To elect ten directors to the Board:

                                           For                       Withheld
--------------------------------------------------------------------------------
Kathleen Blatz                        49,860,024.912               3,048,771.046
--------------------------------------------------------------------------------
Arne H. Carlson                       49,828,555.318               3,080,240.640
--------------------------------------------------------------------------------
Pamela G. Carlton                     49,824,584.887               3,084,211.071
--------------------------------------------------------------------------------
Patricia M. Flynn                     49,856,566.705               3,052,229.253
--------------------------------------------------------------------------------
Anne P. Jones                         49,765,620.772               3,143,175.186
--------------------------------------------------------------------------------
Jeffrey Laikind                       49,830,236.402               3,078,559.556
--------------------------------------------------------------------------------
Stephen R. Lewis, Jr.                 49,863,633.945               3,045,162.013
--------------------------------------------------------------------------------
Catherine James Paglia                49,854,457.737               3,054,338.221
--------------------------------------------------------------------------------
Alison Taunton-Rigby                  49,789,653.529               3,119,142.429
--------------------------------------------------------------------------------
William F. Truscott                   49,847,873.938               3,060,922.020
--------------------------------------------------------------------------------

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement

Background
On July 7, 2008, RiverSource Investments, LLC ("RiverSource"), a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), entered into a stock purchase agreement with the shareholders of J. & W. Seligman & Co. Incorporated ("Seligman") under which RiverSource would acquire all of the outstanding capital stock of Seligman (the "Transaction"). The consummation of the Transaction resulted in the automatic termination of the Fund's management agreement with Seligman (the "Seligman Management Agreement"). In anticipation of the termination of the Seligman Management Agreement, at a meeting held on July 29, 2008, the directors of the Fund then serving unanimously approved an investment management agreement with RiverSource (the "Proposed Advisory Agreement"). At the special meeting of shareholders of the Fund held on November 3, 2008, the shareholders approved the Proposed Advisory Agreement. The Transaction closed on November 7, 2008, and upon the closing, RiverSource became the investment advisor to the Fund.

Board Considerations
Prior to their approval of the Proposed Advisory Agreement, the directors requested and evaluated extensive materials from, and were provided materials and information about the Transaction and matters related to the proposed approval by, Seligman, RiverSource and Ameriprise.

In consultation with experienced counsel, who advised on the legal standards for consideration by the directors, the directors reviewed the Proposed Advisory Agreement with RiverSource. The independent directors also discussed the proposed approval with counsel in private sessions.

At their meetings on June 12, 2008, July 17, 2008 and July 29, 2008, the directors discussed the Transaction with Seligman, and the Transaction and RiverSource's plans and intentions regarding the Fund with representatives of Ameriprise and RiverSource.

The directors considered all factors they believed relevant, including the specific matters discussed below. In their deliberations, the directors did not identify any particular information that was all-important or controlling, and directors may have attributed different weights to the various factors. The directors determined that the selection of RiverSource to advise the Fund, and the overall arrangements between the Fund and RiverSource as provided in the Proposed Advisory Agreement, including the proposed advisory fee and the related administration arrangements between the Fund and Ameriprise, were fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the directors considered relevant. The material factors and conclusions that formed the basis for the directors' determination included, in addition, the factors discussed in further detail below:

(i) the reputation, financial strength and resources of RiverSource, and its parent, Ameriprise;

(ii)the capabilities of RiverSource with respect to compliance and its regulatory histories;

(iii)an assessment of RiverSource's compliance system by the Fund's Chief Compliance Officer;

(iv)that the portfolio management team for the Fund would not change as a result of the Transaction;

(v) that RiverSource and Ameriprise assured the directors that following the Transaction there will not be any diminution in the nature, quality and extent of services provided to the Fund or its shareholders;

(vi)that within the past year the directors had performed a full annual review of the Seligman Management Agreement, as required by the Investment Company Act of 1940 ("1940 Act"), for

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement

    the Fund and had determined that they were satisfied with the nature, extent and quality of services provided thereunder and that the management fee rate for the Fund was satisfactory;

(vii)the potential benefits to the Fund of the combination of RiverSource and Seligman to the Fund, including: greater resources to attract and retain high quality investment personnel; greater depth and breadth of investment management capabilities; a continued high level of service to the Fund; and the potential for realization of economies of scale over time since the Fund will be part of a much larger fund complex;

(viii)the fact that the Fund's total advisory and administrative fees would not increase by virtue of the Proposed Advisory Agreement, but would remain the same;

(ix)that RiverSource, and not the Fund, would bear the costs of obtaining all approvals of the Proposed Advisory Agreement;

(x) the qualifications of the personnel of RiverSource and Ameriprise that would provide advisory and administrative services to the Fund;

(xi)the terms and conditions of the Proposed Advisory Agreement, including the directors' review of differences from the Seligman Management Agreement;

(xii)that RiverSource and Ameriprise have agreed to refrain from imposing or seeking to impose, for a period of two years after the closing of the Transaction, any "unfair burden" (within the meaning of Section 15(f) of 1940 Act) on the Fund; and

(xiii)that certain members of RiverSource's management have a significant amount of experience integrating other fund families.

Nature, Extent and Quality of Services Provided
In considering the nature, extent and quality of the services to be provided under the Proposed Advisory Agreement, the directors of the Fund considered, among other things, the expected impact of the Transaction on the operations of the Fund, the information provided by RiverSource with respect to the nature, extent and quality of services to be provided by it, RiverSource's compliance programs and compliance records, and presentations provided on the quality of RiverSource's investment research capabilities and the other resources it and Ameriprise have indicated that they would dedicate to performing services for the Fund.

The directors noted the professional experience and qualifications of the portfolio management team for the Fund and the senior personnel of RiverSource. The directors considered a report by, the Fund's Chief Compliance Officer, assessing RiverSource's compliance system, which was followed by a private session with the Fund's Chief Compliance Officer. They also discussed RiverSource's compliance system with the Chief Compliance Officer for the funds managed by RiverSource. The directors also considered RiverSource's presentation on the selection of brokers and dealers for portfolio transactions. As administrative services (provided under the Seligman Management Agreement) would be provided to the Fund by Ameriprise at no additional cost under a new administrative services agreement rather than pursuant to the Proposed Advisory Agreement, the directors considered Ameriprise's capability to provide such administrative services as well as RiverSource's and Ameriprise's roles in coordinating the activities of the Fund's other service providers. The directors noted that Ameriprise intended to continue Seligman's practice of sub-contracting administrative services provided by Seligman for the Fund to State Street Bank and Trust Company for the foreseeable future. The directors concluded that, overall, they were satisfied with assurances from RiverSource and Ameriprise as

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement

to the expected nature, extent and quality of the services to be provided to the Fund under the Proposed Advisory Agreement and the new administrative services agreement.

Costs of Services Provided and Profitability
In considering the costs of services to be provided by RiverSource under the Proposed Advisory Agreement, the directors considered, among other things, the projected pre-tax, pre-distribution expense profitability of RiverSource's proposed relationship with the Fund and discussed the assumptions of RiverSource and the limitations of the information provided. The directors noted that RiverSource had undertaken to provide profitability information in connection with future contract continuances. The directors also considered RiverSource's financial condition based on information provided by it.

The directors noted that the proposed fee under the Proposed Advisory Agreement was the same as provided under the Seligman Management Agreement. The directors recognized that it is difficult to make comparisons of profitability from fund advisory contracts because comparative information is not generally publicly available and is affected by numerous factors. In reviewing the projected profitability information, the directors considered the effect of fall-out benefits on RiverSource's expenses. The directors concluded that they were satisfied that RiverSource's estimated future profitability from its relationship with the Fund was not excessive.

Fall-Out Benefits
The directors considered that RiverSource would benefit from soft dollar arrangements using portfolio brokerage of the Fund. The directors also noted RiverSource's representation that none of its affiliated broker-dealers was expected to provide brokerage services to the Fund. The directors reviewed information about RiverSource's practices with respect to allocating portfolio brokerage for brokerage and research services. The directors also considered that broker-dealer affiliates of RiverSource, including a broker-dealer affiliate of Seligman (which became an affiliate of RiverSource following the closing of the Transaction) will receive 12b-1 fees from the Fund in respect of shares held in certain accounts, and that the Fund's distributor (which also became a subsidiary of RiverSource following the closing of the Transaction) retains a portion of the 12b-1 fees from the Fund and receives a portion of the sales charges on sales or redemptions of certain classes of shares of the Fund. The directors recognized that RiverSource's profitability would be somewhat lower without these benefits. The directors noted that RiverSource may derive reputational and other benefits from its association with the Fund.

Investment Results
The directors received and reviewed detailed performance information on the Fund at each regular Board meeting during the year in addition to the information received for the meeting regarding approval of the Proposed Advisory Agreement. The directors reviewed performance information on the Fund covering a wide range of periods, including the first six months of the calendar year, the preceding seven calendar years and annualized one-, three- and five-year rolling periods ending June 30, 2008.

The directors reviewed information showing performance of the Fund compared to the Lipper Large-Cap Growth Funds Average, Lipper Large-Cap Core Funds Average and the Russell 1000 Growth Index, as well as performance relative to the other funds in the Lipper Large-Cap Growth Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Fund was above the Lipper median for the one-, three- and five-year periods, that the Fund's results were above each of its benchmarks for the five- and three-year periods, as well as the 2006 and 2007 calendar years (except with respect to Lipper Large-Cap Core Funds Average in 2006, which the Fund lagged). For the first six months of 2008, the Fund's results were

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement

above each of its benchmarks. Taking into account these comparisons and the other factors considered, the directors concluded that the Fund's investment results were satisfactory.

The directors recognized that it is not possible to predict what effect, if any, consummation of the Transaction would have on the future performance of the Fund.

Management Fee and Other Expenses
The directors considered the proposed advisory fee rate to be paid by the Fund to RiverSource, which is the same as the management fee rate paid by the Fund under the Seligman Management Agreement. In addition to the materials provided by Seligman, RiverSource provided information regarding the fees for each of the RiverSource funds and managed accounts. The directors noted that the effective advisory fee rate for the RiverSource fund in the same Lipper category as the Fund was lower than the proposed advisory fee rate for the Fund, and that the RiverSource equity fund fee rates are generally subject to adjustments based on investment performance whereas the proposed fee rate for the Fund, consistent with those in the Seligman Management Agreement, do not reflect performance adjustments. The directors recognized that it is difficult to make comparisons of advisory and management fees because there are variations in the services that are included in the fees paid by other funds.

The directors compared the Fund's proposed advisory fee rate to the rate paid by other funds in the Lipper Large-Cap Growth Funds Average category (the "peer group"). In considering the proposed advisory fee rate, the directors noted that the management fee rate under the Seligman Management Agreement covers administrative services provided by Seligman, whereas the Proposed Advisory Agreement does not include such services, but that Ameriprise will provide such services to the Fund pursuant to a separate administrative services agreement initially without a fee. The directors further considered that the administrative fees, since they are not included in an advisory agreement, could be increased without stockholder approval, although RiverSource noted that, at that time, it did not have an intention to seek an increase, and that any such administrative fee increase would require board approval. The directors also noted RiverSource's and Ameriprise's covenants in the Transaction's stock purchase agreement regarding compliance with Section 15(f) of the 1940 Act.

The directors also reviewed the Fund's total expense ratio as compared to the fees and expenses of funds within its peer group. In considering the expense ratios of the Fund, the directors noted that the Fund has elected to have shareholder services provided at cost by Seligman Data Corp. ("SDC"). SDC provides services exclusively to the Seligman Group of Funds, and the directors believed that the arrangement with SDC has provided the Fund and its shareholders with a consistently high level of service. The directors noted that RiverSource had previously indicated that no changes to the arrangements with SDC were being proposed at the time by RiverSource.

The directors noted that they had concluded in their most recent continuance considerations regarding the Seligman Management Agreement that the management fee and total expense ratio were at an acceptable level in light of the quality of services provided to the Fund and in comparison to the Fund's peer group; that the advisory fee would not be increased and would stay the same for the Fund; that the total expense ratio had not changed materially since that determination; and that RiverSource had represented that the overall expenses for the Fund were not expected to be adversely affected by the Transaction. On that basis, the directors concluded that the total expense ratio and proposed advisory fee for the Fund anticipated to result from the proposed arrangements with RiverSource was acceptable. The directors also noted that the total expense ratio for the Fund had been reduced since the time of the most recent consideration approval.

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement


Economies of Scale
The directors noted that the management fee schedule for the Fund contains breakpoints that reduce the fee rate on assets above specified levels. The directors recognized that there is no direct relationship between the economies of scale realized by funds and those realized by their investment advisers as assets increase. The directors do not believe that there is a uniform methodology for establishing breakpoints that give effect to fund-specific economies of scale with respect to services provided by fund advisers. The directors also observed that in the investment company industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply, and that the advisory agreements for many competitor funds do not have breakpoints at all. The directors noted that RiverSource had indicated that no changes to the Fund's breakpoint arrangements were proposed to be made at the time. Having taken these factors into account, the directors concluded that the Fund's breakpoint arrangements were acceptable under the Fund's circumstances. The directors also recognized that the Fund may benefit from certain economies of scale over time from becoming a part of the larger RiverSource fund complex, based on potential future synergies of operations.

Directors and Officers

Shareholders elect a Board of Directors that oversees the Fund's operations. In connection with the acquisition of the Fund's prior investment manager, J. & W. Seligman & Co. Incorporated, by RiverSource Investments, LLC, shareholders of the Fund voted at a Special Meeting of Shareholders held on November 3, 2008 to elect 10 members to the Fund's Board. Messrs. Maher and Richie served on the Fund's Board prior to the acquisition and will continue to do so.

Each member of the Board oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman Funds and 104 RiverSource Funds. The address of each Director is 901 S. Marquette Ave., Minneapolis, MN 55402.

Independent Directors

                                        Principal Occupation(s) During Past
Name, (Age), Position(s) held with      Five Years, Directorships and Other
Fund                                    Information
------------------------------------------------------------------------------

Kathleen Blatz (54)/1,2,6,7/            Attorney. Formerly, Chief Justice,
.. Director:                             Minnesota Supreme Court, 1998-2006.
 From November 7, 2008
------------------------------------------------------------------------------

Arne H. Carlson (74)/1,2,3,5,6/         Formerly, Chairman, RiverSource
.. Director:                             Funds, 1999-2006; Governor of
 From November 7, 2008                  Minnesota.
------------------------------------------------------------------------------

Pamela G. Carlton (54)/4,6,7/           President, Springboard -- Partners in
.. Director:                             Cross Cultural Leader-ship
 From November 7, 2008                  (consulting company).
------------------------------------------------------------------------------

Patricia M. Flynn (58)/1,3,6/           Trustee Professor of Economics and
.. Director:                             Management, Bentley College.
 From November 7, 2008                  Formerly, Dean, McCallum Graduate
                                        School of Business, Bentley College.
------------------------------------------------------------------------------

Anne P. Jones (73)/1,2,6,7/             Attorney and Consultant.
.. Director:
 From November 7, 2008
------------------------------------------------------------------------------

Jeffrey Laikind, CFA (73)/4,6,7/        Director, American Progressive
.. Director:                             Insurance. Formerly, Manag-ing
 From November 7, 2008                  Director, Shikiar Asset Management.
------------------------------------------------------------------------------

Stephen R. Lewis, Jr. (69)/1,2,3,4,6/   President Emeritus and Professor of
.. Director and Chairman of the Board:   Economics, Carleton College;
 From November 7, 2008                  Director, Valmont Industries, Inc.
                                        (manufactures irrigation systems).
------------------------------------------------------------------------------

John F. Maher (64)/4,6,7/               Retired President and Chief Executive
.. Director:                             Officer, and former Director, Great
 December 2006 to Date                  Western Financial Corporation (bank
                                        holding company) and its principal
                                        subsidiary, Great Western Bank (a
                                        federal savings bank).
------------------------------------------------------------------------------

Catherine James Paglia (56)/2,3,4,5,6/  Director, Enterprise Asset
.. Director:                             Management, Inc. (private real estate
 From November 7, 2008                  and asset management company).
------------------------------------------------------------------------------

--------
See footnotes on page 37.

Directors and Officers

Independent Directors (continued)

                                    Principal Occupation(s) During Past
Name, (Age), Position(s)            Five Years, Directorships and Other
held with Fund                      Information
--------------------------------------------------------------------------

Leroy C. Richie (66)/3,4,6/         Counsel, Lewis & Munday, P.C. (law
.. Director: 2000 to Date            firm); Director, Vibration Control
                                    Technologies, LLC (auto vibration
                                    technology); Lead Outside Director,
                                    Digital Ally Inc. (digital imaging)
                                    and Infinity, Inc. (oil and gas
                                    explora-tion and production);
                                    Director and Chairman, Highland Park
                                    Michigan Economic Development Corp.;
                                    and Chairman, Detroit Public Schools
                                    Foundation; Director, OGE Energy
                                    Corp. (energy and energy services
                                    provider). Formerly, Chairman and
                                    Chief Executive Officer, Q Standards
                                    Worldwide, Inc. (library of technical
                                    standards); Director, Kerr-McGee
                                    Corporation (diversified energy and
                                    chemical company); Trustee, New York
                                    University Law Center Foundation; and
                                    Vice Chairman, Detroit Medical Center
                                    and Detroit Economic Growth Corp.
--------------------------------------------------------------------------

Alison Taunton-Rigby (64)/3,4,5,6/  Chief Executive Officer and Director,
.. Director: From                    RiboNovix, Inc. since 2003
 November 7, 2008                   (biotechnology); Director, Idera
                                    Pharmaceutical, Inc. (biotechnology);
                                    Healthways, Inc. (health management
                                    programs). Formerly, President,
                                    Forester Biotech.
--------------------------------------------------------------------------

Interested Director*

--------------------------------------------------------------------

William F. Truscott (48)*/6/  President -- US Asset Management and
.. Director and Vice           Chief Investment Officer, Ameriprise
 President: From              Financial, Inc. and President,
 November 7, 2008             Chairman of the Board, and Chief
                              Investment Officer, RiverSource
                              Investments, LLC; Director, President
                              and Chief Executive Officer,
                              Ameriprise Certificate Company; and
                              Chairman of the Board, Chief
                              Executive Officer, and President,
                              RiverSource Distributors, Inc.
                              Formerly, Senior Vice President --
                              Chief Investment Officer, Ameriprise
                              Financial, Inc.; and Chairman of the
                              Board and Chief Investment Officer,
                              RiverSource Investments, LLC,
                              2001-2005.
--------------------------------------------------------------------

--------
* Mr. Truscott is considered an "interested person" of the Fund, as defined in the Investment Company Act of 1940, as amended, by virtue of his position with Ameriprise Financial, Inc. and its affiliates.

Member:  1 Board Governance Committee    5 Executive Committee
         2 Compliance Committee          6 Investment Review Committee
         3 Contracts Committee           7 Joint Audit Committee
         4 Distribution Committee

Fund Officers

The Board appoints officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is a Director and Vice President of the Fund, the Fund's other officers are:

Name, (Age), Position(s) held       Principal Occupation(s) During Past
with Fund, Address                  Five Years
--------------------------------------------------------------------------

Patrick T. Bannigan (43)            Director and Senior Vice President --
.. President: From November 7,       Asset Management, Products and
 2008                               Marketing, RiverSource Investments,
.. 172 Ameriprise Financial Center   LLC; Director and Vice President --
 Minneapolis, MN 55474              Asset Management, Products and
                                    Marketing, RiverSource Distributors,
                                    Inc. Formerly, Managing Director and
                                    Global Head of Product, Morgan
                                    Stanley Investment Management,
                                    2004-2006; President, Touchstone
                                    Investments, 2002-2004.
--------------------------------------------------------------------------

Michelle M. Keeley (44)             Executive Vice President -- Equity
.. Vice President: From              and Fixed Income, Ameriprise
 November 7, 2008                   Financial, Inc. and RiverSource
.. 172 Ameriprise Financial Center   Investments, LLC; Vice President --
 Minneapolis, MN 55474              Investments, Ameriprise Certificate
                                    Company. Formerly, Senior Vice
                                    President -- Fixed Income, Ameriprise
                                    Financial, Inc., 2002-2006 and
                                    RiverSource Investments, LLC,
                                    2004-2006.
--------------------------------------------------------------------------

Amy K. Johnson (43)                 Vice President -- Asset Management
.. Vice President: From              and Trust Company Services,
 November 7, 2008                   RiverSource Investments, LLC.
.. 5228 Ameriprise Financial Center  Formerly, Vice President --
 Minneapolis, MN 55474              Operations and Compliance,
                                    RiverSource Investments, LLC,
                                    2004-2006; Director of Product
                                    Development -- Mutual Funds,
                                    Ameriprise Financial, Inc., 2001-2004.
--------------------------------------------------------------------------

Scott R. Plummer (49)               Vice President and Chief Counsel --
.. Vice President, General Counsel   Asset Management, Ameriprise
 and Secretary: From November 7,    Financial, Inc.; Chief Counsel,
 2008                               RiverSource Distributors, Inc. and
.. 5228 Ameriprise Financial Center  Chief Legal Officer and Assistant
 Minneapolis, MN 55474              Secretary, RiverSource Investments,
                                    LLC; Vice President, General Counsel,
                                    and Secretary, Ameriprise Certificate
                                    Company. Formerly, Vice President --
                                    Asset Management Compliance,
                                    Ameriprise Financial, Inc.,
                                    2004-2005; Senior Vice President and
                                    Chief Compliance Officer, USBancorp
                                    Asset Management, 2002-2004.
--------------------------------------------------------------------------

Lawrence P. Vogel (52)              Treasurer of each of the investment
.. Treasurer: 2000 to Date           companies of the Seligman Group of
.. 100 Park Avenue New York, NY      Funds since 2000; and Treasurer,
 10017                              Seligman Data Corp. since 2000.
                                    Formerly, Senior Vice President, J. &
                                    W. Seligman & Co. Incorporated and
                                    Vice President of each of the
                                    investment companies of the Seligman
                                    Group of Funds, 1992-2008.
--------------------------------------------------------------------------

Eleanor T.M. Hoagland (56)          Chief Compliance Officer, RiverSource
.. Chief Compliance Officer: 2004    Investments, LLC (J. & W. Seligman &
 to Date                            Co. Incorporated prior to November 7,
.. Money Laundering Prevention       2008), of each of the investment
 Officer and Identity Theft         companies of the Seligman Group of
 Prevention Officer: From           Funds since 2004; Money Laundering
 November 7, 2008                   Prevention Officer and Identity Theft
.. 100 Park Avenue New York, NY      Prevention Officer, RiverSource
 10017                              Investments, LLC for each of the
                                    investment companies of the Seligman
                                    Group of Funds since November 7,
                                    2008. Formerly, Managing Director, J.
                                    & W. Seligman & Co. Incorporated and
                                    Vice President of each of the
                                    investment companies of the Seligman
                                    Group of Funds, 2004-2008.
--------------------------------------------------------------------------

The Fund's Statement of Additional Information (SAI) includes additional information about Fund directors and is available, without charge, upon request. You may call toll-free (800) 221-2450 in the US or call collect
(212) 682-7600 outside the US to request a copy of the SAI, to request other information about the Fund, or to make shareholder inquiries.

Additional Fund Information

Fund Symbols                     General Distributor        Independent Registered Public
Class A: SGRFX                   RiverSource Fund           Accounting Firm
Class B: SGBTX                   Distributors, Inc.         Deloitte & Touche LLP
Class C: SGRCX                   (formerly Seligman
Class R: SGFRX                   Advisors, Inc.)            Important Telephone Numbers
                                 100 Park Avenue            (800) 221-2450  Shareholder Services
Manager                          New York, NY 10017         (800) 445-1777  Retirement Plan Services
From November 7, 2008                                       (212) 682-7600  Outside the United States
RiverSource Investment, LLC      Shareholder Service Agent  (800) 622-4597  24-Hour Automated
200 Ameriprise Financial Center  Seligman Data Corp.                        Telephone Access Service
Minneapolis, MN 55474            100 Park Avenue
                                 New York, NY 10017
Until November 6, 2008
J. & W. Seligman & Co.           Mail Inquiries to:
Incorporated                     P.O. Box 9759
100 Park Avenue                  Providence, RI 02940-9759
New York, NY 10017

--------------------------------------------------------------------------------

Quarterly Schedule of Investments

A complete schedule of portfolio holdings owned by the Fund will be filed with the SEC for the first and third quarters of each fiscal year on Form N-Q, and will be available to shareholders (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect (212) 682-7600 outside the US or
(ii) on the SEC's website at www.sec.gov./1 /In addition, the Form N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330. Certain of the information contained in the Fund's Form N-Q is also made available to shareholders on Seligman's website at www.seligman.com./1/

Proxy Voting

A description of the policies and procedures used by the Fund to determine how to vote proxies relating to portfolio securities as well as information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year will be available (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect
(212) 682-7600 outside the US and (ii) on the SEC's website at www.sec.gov./1 /Information for each new 12-month period ending June 30 will be available no later than August 31 of that year.

--------
/1/These website references are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this report or the Fund's prospectuses or statement of additional information.

                                    [GRAPHIC]




  This report is intended only for the information of shareholders or those who have received the offering prospectus covering shares of Capital Stock of Seligman Growth Fund, Inc., which contains information about the investment objectives, risks, charges and expenses of the Fund, each of which should be considered carefully before investing or sending money.

EQGR2 12/08